Orion Marine Group, Inc. Reports Second Quarter 2014 Results; Reports Record Backlog

Houston, Texas, July 31, 2014 -- Orion Marine Group, Inc. (NYSE: ORN) (the “Company”), a heavy civil marine contractor, today reported a net loss for the three months ended June 30, 2014, of $1.2 million ($0.04 diluted loss per share). These results compare to a net profit of $0.3 million ($0.01 diluted earnings per share) for the same period a year ago.

"As we indicated, the mix of projects in the second quarter and the delay in the start dates for certain projects led to gaps in project schedules, which put pressure on margins during the second quarter due to idle labor and equipment,” said Mark Stauffer, Orion Marine Group's President. "However, the delayed projects are now underway and we remain well positioned for a strong second half of the year as several large projects in backlog begin to execute. Additionally, we have had some positive industry catalysts move forward during the quarter, which bode well for our long term outlook. Overall, we remain excited about the remainder of the year and beyond."

Financial highlights of the Company's second quarter 2014 include:

Second Quarter 2014

•	Second quarter 2014 contract revenue was $90.3 million, an increase of 7.3%, as compared with second quarter 2013 contract revenue of $84.1 million.

•	The Company self-performed approximately 82% of its work as measured by cost during the second quarter 2014, which is comparable to the prior year period.

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Gross profit for the quarter was $5.9 million, which represents a decrease of $1.9 million as compared with the second quarter of 2013. Gross profit margin for the quarter was 6.5%, which was lower than the prior year period of 9.3%. The decrease was a result of fluctuations in the mix of projects resulting in idle labor and equipment costs as start dates on certain projects were delayed, creating gaps in project schedules.

•	Selling, General, and Administrative expenses for the second quarter 2014 were $8.1 million as compared to $7.8 million in the prior year period.

•
The Company's second quarter 2014 EBITDA was $4.0 million, representing a 4.4% EBITDA margin, which compares to second quarter 2013 EBITDA of $5.7 million, or a 6.7% EBITDA margin. Similar to gross margin, EBITDA margin for the second quarter was pressured by fluctuations in the mix of projects resulting in idle labor and equipment costs as start dates on certain projects were delayed, creating gaps in project schedules.

Backlog of work under contract as of June 30, 2014, was a record $281.6 million, which compares with backlog under contract at June 30, 2013, of $243.9 million.

The Company reminds investors that backlog can fluctuate from period to period due to the timing and execution of contracts. Given the typical duration of the Company's projects, which generally range from three to nine months, the Company's backlog at any point in time usually represents only a portion of the revenue it expects to realize during a twelve-month period. Backlog consists of projects under contract that have either (a) not been started, or (b) are in progress and not yet complete, and the Company cannot guarantee that the revenue projected in its backlog will be realized, or, if realized, will result in earnings.
Outlook
“With a record backlog and positive industry catalysts, we remain pleased with our outlook for the remainder of 2014 and beyond," said Mr. Stauffer. "Private sector demand, led by energy sector clients and recreational customers, continues to be a strong driver of bid opportunities. Additionally, we expect to see some lettings from the Corps of Engineers before the end of the Corps' fiscal year, which ends on September 30, 2014. As a result, we expect to see improvement in the utilization of our assets as we move through the back half of the year. The second half of 2014 will also benefit from revenues generated from our Dredge Material Placement Area (DMPA) fees.

Overall, we are pleased with both the amount of work we bid on and the amount of work we won during the second quarter of 2014. During the second quarter, we bid on approximately $429 million worth of opportunities and were successful on approximately $117 million. This represents a 27% win rate and a book-to-bill ratio of 1.29 times for the quarter. Currently, we have over $205 million worth of bids outstanding, including approximately $27 million on which we are apparent low bidder."

"We look forward to the second half of 2014, which will have improved labor and equipment utilization along with solid bid opportunities, leading to profitable results for the full year," said Chris DeAlmeida, Orion Marine Group's Vice President and Chief Financial Officer. "As we look beyond 2014, we are seeing some positive industry catalysts, such as the recent passage of the Water Resource Development Act, which included language to rectify the Harbor Maintenance Trust Fund expenditures, and a previously passed federal budget framework for fiscal 2015. Additionally, we expect to continue to see strong demand for our services from the private sector and local port authorities as trade and recreational use of waterways continues to grow. Overall, we are pleased with our market outlook and remain optimistic about the road ahead."

Conference Call Details

Orion Marine Group will conduct a telephone briefing to discuss its results for the second quarter 2014 at 10:00 a.m. Eastern Time/9:00 a.m. Central Time on Thursday, July 31, 2014. To listen to a live broadcast of this briefing, visit the Investor Relations section of the Company's website at www.orionmarinegroup.com. To participate in the call, please call the Orion Marine Group Second Quarter 2014 Earnings Conference Call at 866-700-6067; participant code 30673431.

About Orion Marine Group

Orion Marine Group, Inc. provides a broad range of heavy civil marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard, the West Coast, and in Alaska, Canada and the Caribbean Basin, and acts as a single source turn-key solution for its customers' marine contracting needs. Its heavy civil marine construction services include marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, and specialty services. The Company is headquartered in Houston, Texas and has a near 100-year legacy of successful operations.

EBITDA and EBITDA Margin

This press release includes the financial measures “EBITDA” and “EBITDA margin." These measurements may be deemed “non-GAAP financial measures” under rules of the Securities and Exchange Commission, including Regulation G. The non-GAAP financial information may be determined or calculated differently by other companies. By reporting such non-GAAP financial information, the Company does not intend to give such information greater prominence than comparable and other GAAP financial information, which information is of equal or greater importance.

Orion Marine Group defines EBITDA as net income before net interest expense, income taxes, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA for the period by contract revenues for the period. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by contract revenues. EBITDA and EBITDA margin are used internally to evaluate current operating expense, operating efficiency, and operating profitability on a variable cost basis, by excluding the depreciation and amortization expenses, primarily related to capital expenditures and acquisitions, and net interest and tax expenses. Additionally, EBITDA and EBITDA margin provide useful information regarding the Company's ability to meet future debt repayment requirements and working capital requirements while providing an overall evaluation of the Company's financial condition. In addition, EBITDA is used internally for incentive compensation purposes. The Company includes EBITDA and EBITDA margin to provide transparency to investors as they are commonly used by investors and others in assessing performance. EBITDA and EBITDA margin have certain limitations as analytical tools and should not be used as a substitute for operating margin, net income, cash flows, or other data prepared in accordance with generally accepted accounting principles in the United States, or as a measure of the Company's profitability or liquidity.

A reconciliation of the Company's future EBITDA margin to the corresponding GAAP measure is not available as these are estimated goals for the performance of the overall operations over the planning period. These estimated goals are based on assumptions that may be affected by actual outcomes, including but not limited to the factors noted in the “forward looking statements” herein, in other releases, and in filings with the Securities and Exchange Commission.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release (including those under “Outlook” above), and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start date, anticipated revenues, and contract options which may or may not be awarded in the future. Forward looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints and any potential contract options which may or may not be awarded in the future, and are the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company's Annual Report on Form 10-K, filed on March 27, 2014, which is available on its website at www.orionmarinegroup.com or at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

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Orion Marine Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share information)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Contract revenues	$90,251	$84,081	$171,509	$159,140
Costs of contract revenues	84,378	76,205	157,989	145,431
Gross profit	5,873	7,876	13,520	13,709
Selling, general and administrative expenses	8,129	7,826	16,093	15,517
(Loss) income from operations	(2,256)	50	(2,573)	(1,808)
Other income (expense)
Gain from sale of assets, net	84	45	176	48
Other income	467	316	467	614
Interest income	—	1	10	12
Interest expense	(194)	(132)	(324)	(316)
Other income, net	357	230	329	358
(Loss) income before income taxes	(1,899)	280	(2,244)	(1,450)
Income tax benefit	(736)	(22)	(871)	(661)
Net (loss) income	(1,163)	302	(1,373)	(789)
Net loss attributable to noncontrolling interest	—	(18)	—	(25)
Net (loss) income attributable to Orion common stockholders	$(1,163)	$320	$(1,373)	$(764)

Basic (loss) income per share	$(0.04)	$0.01	$(0.05)	$(0.03)
Diluted (loss) income per share	$(0.04)	$0.01	$(0.05)	$(0.03)
Shares used to compute (loss) income per share
Basic	27,422,658	27,270,367	27,410,384	27,250,268
Diluted	27,422,658	27,600,661	27,410,384	27,250,268

Orion Marine Group, Inc. and Subsidiaries
EBITDA and EBITDA Margin Reconciliations
(In Thousands, except margin data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net (loss) income........................................	$(1,163)	$212	$(1,373)	$(885)
Income tax benefit......................................	(736)	(22)	(871)	(661)
Interest expense, net....................................	194	131	314	304
Depreciation and amortization....................	5,644	5,350	11,263	10,728
EBITDA .....................................................	$3,939	$5,671	$9,333	$9,486
Operating (loss) income margin ................	(1.9)%	0.4%	(1.1)%	(0.7)%
Impact of depreciation and amortization....	6.3%	6.3%	6.6%	6.7%
EBITDA margin..........................................	4.4%	6.7%	5.5%	6.0%

Orion Marine Group, Inc. and Subsidiaries
Supplementary Financial Information
(In Thousands)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$34,370	$40,859
Accounts receivable:
Trade, net of allowance of $0	26,997	39,110
Retainage	15,032	10,427
Other	394	2,040
Income taxes receivable	1,244	333
Inventory	4,082	3,520
Deferred tax asset	726	726
Costs and estimated earnings in excess of billings on uncompleted contracts	30,556	24,856
Asset held for sale	375	417
Prepaid expenses and other	2,580	2,990
Total current assets	116,356	125,278
Accounts Receivable, non-current	1,410	—
Property and equipment, net	163,512	141,923
Inventory, non-current	5,636	4,772
Goodwill	33,798	33,798
Intangible assets, net of amortization	60	197
Other assets	234	240
Total assets	$321,006	$306,208
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt	$30,675	$8,564
Accounts payable:
Trade	19,838	23,105
Retainage	1,623	1,667
Accrued liabilities	14,493	11,415
Taxes payable	356	459
Billings in excess of costs and estimated earnings on uncompleted contracts	7,922	14,595
Total current liabilities	74,907	59,805
Other long-term liabilities	502	526
Deferred income taxes	17,978	17,978
Deferred revenue	58	87
Total liabilities	93,445	78,396
Commitments and contingencies
Stockholders’ equity:
Preferred stock -- $0.01 par value, 10,000,000 authorized, none issued	—	—
Common stock -- $0.01 par value, 50,000,000 authorized, 27,765,697 and 27,710,775 issued; 27,447,966 and 27,393,045 outstanding at June 30, 2014 and December 31, 2013, respectively	278	278
Treasury stock, 317,731 shares, at cost	(3,003)	(3,003)
Additional paid-in capital	165,092	163,970
Retained earnings	65,194	66,567
Total stockholders’ equity	227,561	227,812
Total liabilities and stockholders’ equity	$321,006	$306,208

Orion Marine Group, Inc. and Subsidiaries

Supplementary Financial Information
(In Thousands)

	Six months ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(1,373)	$(885)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,263	10,728
Deferred financing cost amortization	—	35
Bad debt recoveries	(7)	(3)
Deferred income taxes	(911)	(747)
Stock-based compensation	782	1,132
Gain on sale of property and equipment	(176)	(48)
Change in operating assets and liabilities:
Accounts receivable	7,751	14,905
Income tax receivable	—	269
Inventory	(1,426)	(869)
Prepaid expenses and other	498	930
Costs and estimated earnings in excess of billings on uncompleted contracts	(5,700)	(647)
Accounts payable	(3,311)	(9,324)
Accrued liabilities	3,054	(2,762)
Income tax payable	(103)	86
Billings in excess of costs and estimated earnings on uncompleted contracts	(6,673)	(5,700)
Deferred revenue	(29)	(29)
Net cash provided by operating activities	3,639	7,071
Cash flows from investing activities:
Proceeds from sale of property and equipment	338	81
Purchase of property and equipment	(10,718)	(6,917)
Purchase of land in Houston	(22,199)	—
Net cash used in investing activities	(32,579)	(6,836)
Cash flows from financing activities:
Borrowings from Credit Facility	22,500	—
Contributions from non-controlling interest	—	33
Payments made on borrowings from Credit Facility	(389)	(3,278)
Exercise of stock options	340	510
Net cash provided by (used in) financing activities	22,451	(2,735)
Net change in cash and cash equivalents	(6,489)	(2,500)
Cash and cash equivalents at beginning of period	40,859	43,084
Cash and cash equivalents at end of period	$34,370	$40,584
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$325	$337
Taxes (net of refunds)	$146	$(269)

SOURCE: Orion Marine Group, Inc.
Orion Marine Group, Inc.
Drew Swerdlow, Investor Relations, 713-852-6582